Subordination Agreement

March 27, 2013

Hillair Capital Investments L.P.

c/o Hillair Capital Management LLC

330 Primrose Road, Suite 660

Burlingame, California 94010

Ladies and Gentlemen:

The undersigned lenders (each a “Creditor”, and collectively referred to as “Creditors”) are creditors of Vuzix Corporation (the “Company” or the “Borrower”)) and/or Vuzix (Europe) Limited and Vuzix Finland Oy, together with any direct or indirect subsidiary of the Company hereafter formed or acquired (each, a “Borrower” and collectively referred to herein as “Borrowers”), and wish to accommodate the extension of credit by Hillair Capital Investments L.P. (the “Senior Lender” and, collectively, the “Senior Lenders”) to the Company pursuant to that certain Securities Purchase Agreement, dated March 21, 2013, among the Company and the Senior Lender (the “Purchase Agreement”) and the Transaction Documents thereto. Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

In order to induce Senior Lender to enter into the Transaction Documents and to extend credit thereunder and to grant such renewals or extensions of such credit (including future loans or extensions of credit of up to $200,000) as Senior Lender may deem advisable, each Creditor is willing to subordinate, on the terms of this agreement (the “Agreement”): (i) all of Borrower’s indebtedness and obligations to Creditor, whether presently existing or arising in the future (the “Subordinated Debt”), to all of the Borrower’s indebtedness and obligations to Senior Lender pursuant to the Debentures (and future loans or extensions of credit of up to $200,000 and interest thereon); and (ii) all of Creditor’s security interests in the Borrower’s property to all of Senior Lender’s security interests in the Borrower’s property in connection with the Transaction Documents. NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Any and all claims of Creditors against any Borrower, now or hereafter existing, are, and shall be at all times, subject and subordinate to any and all claims, now or hereafter existing which any Senior Lender may have against any Borrower (including any claim by the Senior Lenders for interest accruing after any assignment for the benefit of creditors by any Borrower or the institution by or against any Borrower of any proceedings under the Bankruptcy Code, or any claim by the Senior Lenders for any such interest which would have accrued in the absence of such assignment or the institution of such proceedings) arising under the Debentures and future loans or extensions of credit by Senior Lenders of up to $200,000 and interest thereon.

2. Each Creditor agrees (i) not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which such Creditor may hold against any Borrower (provided, however, that a Creditor may receive regularly scheduled interest payments on Subordinated Debt if there is no existing Event of Default on the Debentures or any future loans or extensions of credit contemplated herein and if such interest payment on the Subordinated Debt shall not cause an Event of Default on the Debentures or any future loans or extensions of credit contemplated herein), (ii) not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Agreement, and not to enforce or apply any security now or hereafter existing therefor, (iii) not to file or join in any petition to commence any proceeding under the Bankruptcy Code, and (iv) not to take any lien or security on any of Borrower's property, real or personal (which shall not require the termination of a lien or security interest of the Creditor that exists on the date hereof, including, without limitation, a security interest in owned and after acquired property created pursuant to the Amended and Restated Loan and Security Agreement, dated as of June 15, 2012, between the Company and LC Capital Master Fund Ltd., provided that such lien or security is not amended following the date hereof), in each case, until all claims of Senior Lenders against any Borrower have been indefeasibly satisfied in full. If, in any bankruptcy, insolvency or liquidation proceeding or otherwise, the Senior Lender is required to disgorge, turn over or otherwise pay to the estate of the Borrower any amount paid to the Senior Lender in respect of the Debentures or any future loans or extensions of credit contemplated herein (a “Recovery”), then the Senior Lender shall be entitled to a reinstatement of the obligations under the Debentures and any such future loans or extensions of credit with respect to all such disgorged amounts in the Recovery. If, prior to such Recovery, this Agreement has been terminated, this Agreement shall be immediately reinstated in full force and effect as though such disgorged payments had not been made to the Senior Lender, such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement, and the Creditor shall immediately pay over to the Senior Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.

3. In case of any assignment for the benefit of creditors by any Borrower or in case any proceedings under the Bankruptcy Code are instituted by or against any Borrower, or in case of the appointment of any receiver for any Borrower's business or assets, or in case of any dissolution or winding up of the affairs of any Borrower: (a) Each Borrower and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Senior Lenders the full amount of Senior Lenders claims against any Borrower (including interest to the date of payment) before making any payment of principal or interest to Creditors, and insofar as may be necessary for that purpose, each Creditor hereby assigns and transfers to the Senior Lenders all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) each Creditor hereby irrevocably constitutes and appoints each Senior Lender its true and lawful attorney to act in its name and stead: (i) to file the appropriate claim or claims on behalf of such Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any Senior Lender elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditors, and to otherwise vote Creditors’ claim in respect of any indebtedness now or hereafter owing from any Borrower to Creditors in any manner the Senior Lenders deem appropriate for their respective own benefit and protection.

4. Each Senior Lender is hereby authorized by Creditors to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of the extension of credit pursuant to the Debentures and any future loans or extensions of credit of up to $200,000, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Senior Lender may at its discretion determine, and (e) release any Borrower or any guarantor of any indebtedness of a Borrower from liability, all without notice to Creditors and without affecting the subordination provided by this Agreement. Upon receiving the express written consent of the Creditors, in their sole discretion (which consent right of the Creditors shall not apply to future loans or extensions of credit of up to $200,000 by Senior Lenders), the Senior Lenders shall be authorized to make optional future advances to any Borrower.

5. Each Creditor hereby covenants to not sell, assign, transfer or hypothecate the Subordinated Debt or any portion thereof unless the party to which such sale, assignment, transfer or hypothecation is made shall execute and deliver this Agreement, mutatis mutandis, to the Senior Lenders in advance as a condition precedent to such sale, assignment, transfer or hypothecation. Any sale, assignment, transfer or hypothecation of Subordinated Debt by a Creditor that is not in compliance with this provision shall be null and void, ab initio.

6. The Creditors shall be entitled to receive regularly scheduled interest payments due pursuant to the Subordinated Debt, provided that there is no existing Event of Default on the Debentures or the future loans or extensions of credit contemplated herein and such interest payment on the Subordinated Debt shall not cause an Event of Default on the Debentures or the future loans or extensions of credit contemplated herein. In the event that any payment or any cash or noncash distribution is made to any Creditor in violation of the terms of this Agreement, such Creditor shall receive same in trust for the benefit of the Senior Lenders, and shall forthwith remit it to the Collateral Agent (as defined in the Purchase Agreement) in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer same to the Senior Lenders.

7. The Senior Lenders hereby agree that, in the event that an Event of Default has occurred under the Debentures or any future loans or extensions of credit contemplated herein, the Senior Lender has accelerated the indebtedness thereunder and is taking steps to enforce its rights under the Debentures and the Transaction Documents and any future loans or extensions of credit contemplated herein, the Creditors, or any of them, may purchase the Senior Lender’s interest in such Debentures and any such future loans or extensions of credit at par by indefeasibly paying to the Senior Lenders all amounts due or to become due to the Senior Lenders thereunder including, without limitation, the outstanding principal amount under the Debentures and any such future loans or extensions of credit, plus accrued interest to the date of such payment, but, for the avoidance of doubt, excluding any default or repayment premium due to the Senior Lenders.

8. Until all such claims of Senior Lenders against the Borrowers, now or hereafter existing, shall be paid in full, no gift or loan shall be made by any Borrower to any Creditor.

9. For violation of this Agreement, each Creditor shall be liable for all loss and damage sustained by reason of such breach, and upon any such violation each Senior Lender may, at its option, accelerate the maturity of any of its existing or future claims against any Borrower.

10. This Agreement shall be binding upon the heirs, successors and assigns of Creditors, the Borrowers and the Senior Lenders. This Agreement and any existing or future claim of a Senior Lender against a Borrower may be assigned by such Senior Lender, in whole or in part, without notice to Creditors or such Borrower. In addition, the Company shall cause any direct and indirect subsidiaries hereafter formed or acquired to acknowledge and agree to the terms hereof, and deliver written evidence to the Senior Lenders with respect thereto contemporaneous with any such acquisition or formation.

11. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

13. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

14. The provisions of this Agreement are solely to define the relative rights of the Creditors on the one hand and Senior Lenders on the other hand. Nothing in this Agreement shall impair, as between the Company and the Creditors, the unconditional and absolute obligation of the Company to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Debt in accordance with the terms thereof, subject to the rights of the Senior Lenders under this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

15. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

16. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By: ____________________________________________

Name: __________________________________________

Title: ___________________________________________

Address for Notice: ________________________________

_________________________________________________

Acceptance of Subordination Agreement by Borrower

The undersigned being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof and to recognize all priorities and other rights granted thereby to Hillair Capital Investments L.P., its respective successors and assigns, and to perform in accordance therewith.

Dated: March 27, 2013

VUZIX CORPORATION

By: ____________________________________________

Name: __________________________________________

Title: ___________________________________________

Address for Notice: ________________________________

_________________________________________________

VUZIX (EUROPE) LIMITED

By:

Name:

Title:

Address for Notice:

VUZIX FINLAND OY

By: ____________________________________________

Name: __________________________________________

Title: ___________________________________________

Address for Notice: ________________________________

_________________________________________________

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